EXHIBIT 10.29



                           LOAN MODIFICATION AGREEMENT

      This Loan Modification Agreement is entered into as of October 31, 1996, by and between DATAWATCH Corporation and Personics Corporation (jointly and severally, the "Borrower" and sometimes referred to as "Company") whose address is 234 Ballardvale Street, Wilmington, MA 01887 and Silicon Valley Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated November 1, 1994 in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), as may have been modified from time to time (the "Note"). The Note, together with the promissory notes from Borrower to Lender, is governed by the terms of a Letter Agreement, dated November 1, 1994, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2.  DESCRIPTION OF COLLATERAL:  Repayments of the Indebtedness is secured by two
(2) Commercial Security Agreements, each dated November 1, 1994 (each, the "Security Agreement"), and two (2) Collateral Assignment, Patent Mortgage and Security Agreements, each dated November 1, 1994 (each, the "Patent Agreements").

Hereinafter, the above-described security documents, together with all other documents securing payments of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS:

     A. Modification(s) to Note:

              1. Payable in one payment of all outstanding principal plus all accrued unpaid interest on October 30, 1997. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date beginning November 30,




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              1996, and all subsequent interest payments are due on the same day of each month thereafter.

              2. The interest rate to be applied to the unpaid principal balance of the Note, effective as of this date, is hereby decreased to one (1.00) percentage point over Lender's current Index (as defined therein).


     B. Modification(s) to Loan Agreement:

              1. The paragraph describing the maximum available borrowings is hereby modified to increase the percentage of all the Company's eligible non-distributor domestic trade accounts within 90 days from invoice, from 70% to 75%.

              2. The paragraph entitled "Minimum Equity" is hereby amended in its entirety, to read as follows:


              (Tested Monthly) Have a minimum Tangible Capital Base (TCB) of $4,500,000.00 through quarter ending December 31, 1996, increasing to $5,500,000.00 through quarter ending March 31, 1997, increasing to $6,500,000.00 through quarter ending June 30, 1997 and increasing to $7,500,000.00 through quarter ending September 30, 1997 and thereafter. TCB is defined as Stockholder's Equity plus Subordinated Debt (debt which is formally subordinated to the Bank) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

              3. The paragraph entitled "Leverage" is amended to include the months ending January and February under the covenant ratio requirement of 1.50 to 1.00.

              4. The following  paragraphs are hereby incorporated into the Loan
              Agreement:

              SUBROGATION AND SIMILAR RIGHTS: Notwithstanding any other provisions of this Agreement or any other Existing Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Borrower under the Existing Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other person now or hereafter primarily or secondarily liable for any Indebtedness of Borrower, for any payment made by the Borrower with respect to the Indebtedness in connection with this Agreement or the Existing Loan Documents or otherwise and




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              all rights that it might have to benefit from,  or to  participate in, any security for the  Indebtedness  as a result of any payment
              made  by  the  Borrower  with  respect  to  the   Indebtedness  in
              connection with the Existing Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Agreement shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Indebtedness, whether matured or unmatured.

              SUBROGATION DEFENSES: Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under Commonwealth of Massachusetts law now in effect and hereafter amended, and under any other similar laws now and hereafter in effect.

4. PAYMENT OF LOAN FEE: Borrower shall pay Lender a fee in the amount of Three Thousand and 00/100 Dollars ($3,000.00) plus all out-of-pocket expenses (the "Loan Fee").

5. CONSISTENT CHANGES: The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. NO DEFENSES OF BORROWER: Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY: Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.



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8.  JURISDICTION/VENUE:  Borrower  accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).


10. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.


This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

DATAWATCH CORPORATION and
PERSONICS CORPORATION


By: /s/Bruce R. Gardner
    ------------------------------------
Name: Bruce R. Gardner
      ----------------------------------
Title: Executive Vice President
       ---------------------------------

LENDER:                                    SILICON VALLEY BANK
SILICON VALLEY BANK, doing business as
SILICON VALLEY EAST


By: /s/James C. Maynard                    By: /s/ Christine Ware
    ------------------------------------      ---------------------------------
Name: James C. Maynard                     Name: Christine Ware
      ----------------------------------        -------------------------------
Title: Vice President                      Title: Vice President
      ----------------------------------         ------------------------------
                                           (Signed at Santa Clara County, CA)




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